                                 Shea & Gardner
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036

                                 January 7, 2000



National Consumer Cooperative Bank
1401 Eye Street, NW
Washington, D.C.   20005

Ladies and Gentlemen:

     You have requested our opinion as counsel for National Consumer Cooperative Bank (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and the public offering by the Company of up to $350,000,000 of debt securities (the "Debt Securities") and preferred stock (the "Preferred Stock") (the "Debt Securities" and the "Preferred Stock" referred to collectively as the "Securities"). This opinion supplements, with respect to the Debt Securities, our opinion dated December 21, 1999.

     We have examined the Company's Registration Statement on Form S-3 in the form filed with the Securities and Exchange Commission (Reg. No. 333-90457) (the "Registration Statement"). We further have examined the Charter of the Company contained at 12 U.S.C. Sections 3001-3051, and the bylaws and the minute books of the Company, including, without limitation, Resolutions No. 99-10 and 99-11 adopted by the Board of Directors of the Company (the "Board") at a meeting on July 31, 1999, and Resolution No. 99-12 adopted by the Board at a meeting on November 5, 1999 (the "Authorizing Resolutions"). In addition, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

     Based the foregoing, and assuming that the issuance and sale of the Debt Securities will be carried out (i) on the basis set forth in the Registration Statement, (ii) in conformity with the Authorizing Resolutions, (iii) in conformity with the appropriate authorizations, consents or exemptions under the securities or "blue sky" laws of the various States of the United States, and
(iv) in accordance with the applicable indenture referred to in the Registration Statement, we are of the opinion that the Debt Securities, when properly issued and delivered against payment therefor in accordance with the foregoing assumptions, will be legally issued and binding obligations of the Company.

National Consumer Cooperative Bank
January 7, 2000
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement or a current report on Form 8-K and to the use of our name whenever it appears in the Registration Statement, any amendment thereto, and prospectus and any supplement thereto.

                                                     Respectfully submitted,

                                                     SHEA & GARDNER

                                                     BY: /s/ Martin J. Flynn
                                                         -------------------
                                                         Martin J. Flynn